                             PAYING AGENT AGREEMENT

         AGREEMENT made as of the 26th day of April, 2001, by and between, Equitrust Marketing Services, LLC, a Delaware limited liability company ("Distributor"); and Farm Bureau Life Insurance Company. ("Agent"), a licensed insurance company.

                                   WITNESSETH

         WHEREAS, Career Agents of Agent, who are also registered representatives of Distributor ("Representative"), receive commissions for the sale of Farm Bureau Life Insurance Company variable insurance products (the "Contracts") to the public through Distributor; and

         WHEREAS, Agency Managers of Agent, who are also registered reps of Distributor, receive overwrite commissions for the sale of Farm Bureau Life Insurance Company variable insurance products (the "Contracts") to the public through Distributor; and

         WHEREAS, Agent intends to perform certain administrative functions, including the payment of commissions on behalf of Distributor.

         NOW, THEREFORE, in consideration of their mutual promises, Distributor and Agent hereby agree as follows:

1.       PAYMENT OF COMPENSATION AND EXPENSES

        a. COMPENSATION FOR SALES OF THE CONTRACTS. Agent shall pay commissions on behalf of Distributor pursuant to Section 11 of the Underwriting Agreement between Agent and Distributor and will maintain the books and records reflecting such payments in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), on behalf of Distributor. Distributor shall not be liable for any losses resulting from commissions paid on premiums which are not received and retained by Agent.

        b. NO RIGHTS TO COMPENSATION. Agent shall have no right to compensation for the performance of any activities under this Agreement. No Representative nor any Agency Manager shall have any interest in this Agreement or right to any compensation to be paid to or on behalf of Distributor hereunder.

2.       PERFORMANCE OF SERVICES

        a. PURELY MINISTERIAL SERVICE. Agent represents that the making of payments by Agent to the Representatives and Agency Manager on behalf of Distributor shall be performed as a purely ministerial service. Agent represents that any additional activities it performs on behalf of Distributor under this Agreement shall be limited to the ministerial acts of calculating commissions, making and keeping records, and reporting functions.

        b. BOOKS AND RECORDS. Payments by Agent to the Representatives and Agency Managers shall be properly reflected on the books and records of Distributor. Distributor shall retain responsibility for the same recordkeeping requirements which would be applicable to it if the payments were made directly by Distributor.

        c. ACCESS TO RECORDS. Agent represents that any books or records it maintains on behalf of Distributor pursuant to this Agreement belong solely to Distributor and, at the request of Distributor, shall be made available to Distributor for its use or for inspection by any state, federal, or other regulator.

        d. SUPERVISION AND COMPLIANCE. As the principal underwriter for the Contracts, Distributor shall retain full responsibility for and shall continue to perform the supervision, compliance, and similar functions it currently undertakes.

        e. SECURITIES ACTIVITIES. Distributor has and assumes full responsibility for the securities activities of all persons engaged directly and indirectly in its securities operations, each such person being an "associated person" with Distributor, as defined in Section 3(a)(18) of the 1934 Act and, therefore, a person for whom the Distributor has full responsibility as contemplated by Section 15(b)(4)(E) of the 1934 Act.

        f. ADDITIONAL REQUIREMENTS. In all dealings with or on behalf of the Distributor, with respect to the subject matter of this Agreement, Agent agrees to comply with all applicable provisions of Securities Release No. 8389 under the 1934 Act and the terms and conditions of the SENTRY INSURANCE A MUTUAL COMPANY No Action Letter dated September 6, 1987, as though it is a person associated with Distributor and for purposes of the Agreement hereby agrees to be so associated with Distributor.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers designated below as of the date specified above.

                  DISTRIBUTOR

                  By:   /s/ Dennis M. Marker
                     -------------------------------------------------------

                  Dennis M. Marker,
                  Vice President - Investment Administration

                  AGENT

                  By:   /s/ William J. Oddy
                     -------------------------------------------------------

                  William J. Oddy,
                  Chief Executive Officer and Management Director

                             PAYING AGENT AGREEMENT

         AGREEMENT made as of the 26th day of April, 2001, by and between, Equitrust Marketing Services, LLC, a Delaware limited liability company ("Distributor"); and Farm Bureau Mutual Insurance Company. ("Agent"), a licensed insurance company.

                                   WITNESSETH

         WHEREAS, Agency Managers of Agent, who are also registered reps of Distributor, receive overwrite commissions for the sale of Farm Bureau Life Insurance Company variable insurance products (the "Contracts") to the public through Distributor; and

         WHEREAS, Agent intends to perform certain administrative functions for Farm Bureau Life Insurance Company ("Farm Bureau Life"), including the payment of commissions on behalf of Distributor.

         NOW, THEREFORE, in consideration of their mutual promises, Distributor and Agent hereby agree as follows:

1.       PAYMENT OF COMPENSATION AND EXPENSES

        a. COMPENSATION FOR SALES OF THE CONTRACTS. Agent shall pay commissions on behalf of Distributor pursuant to Section 11 of the Underwriting Agreement between Farm Bureau Life and Distributor and will maintain the books and records reflecting such payments in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), on behalf of Distributor. Distributor shall not be liable for non-payment of commissions if Agent has not received payment from Farm Bureau Life.

        b. NO RIGHTS TO COMPENSATION. Agent shall have no right to compensation for the performance of any activities under this Agreement. No Agency Manager shall have any interest in this Agreement or right to any compensation to be paid to or on behalf of Distributor hereunder.

2.       PERFORMANCE OF SERVICES

        a. PURELY MINISTERIAL SERVICE. Agent represents that the making of payments by Agent to the Agency Manager on behalf of Distributor shall be performed as a purely ministerial service. Agent represents that any additional activities it performs on behalf of Distributor under this Agreement shall be limited to the ministerial acts of calculating commissions, making and keeping records, and reporting functions.

        b. BOOKS AND RECORDS. Payments by Agent to the Agency Managers shall be properly reflected on the books and records of Distributor. Distributor shall retain responsibility for the same recordkeeping requirements which would be applicable to it if the payments were made directly by Distributor.

        c. ACCESS TO RECORDS. Agent represents that any books or records it maintains on behalf of Distributor pursuant to this Agreement belong solely to Distributor and, at the request of Distributor, shall be made available to Distributor for its use or for inspection by any state, federal, or other regulator.

        d. SUPERVISION AND COMPLIANCE. As the principal underwriter for the Contracts, Distributor shall retain full responsibility for and shall continue to perform the supervision, compliance, and similar functions it currently undertakes.

        e. SECURITIES ACTIVITIES. Distributor has and assumes full responsibility for the securities activities of all persons engaged directly and indirectly in its securities operations, each such person being an "associated person" with Distributor, as defined in Section 3(a)(18) of the 1934 Act and, therefore, a person for whom the Distributor has full responsibility as contemplated by Section 15(b)(4)(E) of the 1934 Act.

        f. ADDITIONAL REQUIREMENTS. In all dealings with or on behalf of the Distributor, with respect to the subject matter of this Agreement, Agent agrees to comply with all applicable provisions of Securities Release No. 8389 under the 1934 Act and the terms and conditions of the SENTRY INSURANCE A MUTUAL COMPANY No Action Letter dated September 6, 1987, as though it is a person associated with Distributor and for purposes of the Agreement hereby agrees to be so associated with Distributor.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers designated below as of the date specified above.


                  DISTRIBUTOR

                  By:  /s/ Dennis M. Marker
                     ---------------------------------------------

                  Dennis M. Marker,
                  Vice President - Investment Administration

                  AGENT

                  By:  /s/ William J. Oddy
                     ---------------------------------------------

                  William J. Oddy,
                  Chief Executive Officer